Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-64534 and 333-82008) and Form S-8 (No. 000-21423) of Chicago Pizza & Brewery, Inc. of our report dated March 14, 2001 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP.

PricewaterhouseCoopers LLP.

Los Angeles, California

March 25, 2003